UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported 03/10/2009)

MED GEN, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29171	65-0703559
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7040 West Palmetto Park Road, Suite #4, PO Box 979, Boca Raton, FL 33433
(Address of principal executive offices)

(561) 750-1100
(Issuer's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

All Correspondence to:

Paul B Kravitz CEO

C/O Med Gen Inc.

7040 West Palmetto Park Road

Suite #4

Post Office Box 979

Boca Raton, FL  33433

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Mr. Jack Chien the CFO has resigned from the Company. The Board immediately appointed Mr. Paul Mitchell as interim CFO along with his position as President of the Company until such time as the Company has the resources to hire a full time CFO.

Item 8.01

Other Events

The Company has received from its lender the sum of $75,000.00 dollars. It is a convertible debenture carrying an 8% interest with a 55% conversion discount and 20,000,000 five-year warrants exercisable at .0001 cents.

The Company has paid its CPA and will file the delinquent Form 10-K within the next 14 days. The Company has closed its corporate headquarters and will operate from the homes of its Officers. The Company maintains a PO Box in Boca Raton Florida.

The Company intends to use up to $45,000 to re-edit its SNOR-ENZ infomercial and purchase advertising time in April 2009 in order to generate a revenue stream.

The Company will file a Form 14C and effectuate a 2000:1 reverse split for all its common shareholders of record. Upon completion of the reverse split the Company will file a Form 15 and terminate its reporting requirements.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Med Gen Inc.

Date: March 10th, 2009

/s/Paul B. Kravitz

                      ----------------------------------

                                   Paul B. Kravitz,

                                   Chairman & Chief Executive Officer